Exhibit 10.4

Execution Copy

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES PURCHASED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A STOCKHOLDERS AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

COINVESTOR STOCK SUBSCRIPTION AGREEMENT

This STOCK SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of March 30, 2005 among MCP-MSC Acquisition, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule 1 hereto (each a “Subscriber”, and collectively, the “Subscribers”).

Recitals

On or about the date hereof, the Company will acquire (the “Acquisition”) all of the equity interests of MSC Acquisition, Inc., a Florida corporation (“MSC”), pursuant to a Stock Purchase Agreement dated as of March 7, 2005, as amended and from time to time in effect (the “Stock Purchase Agreement”), among the Company, MSC and the other parties thereto.

Under the Amended and Restated Certificate of Incorporation of the Company, dated as of the date hereof (the “Company’s Charter”), the Company is authorized to issue shares of Common Stock, par value $.001 per share (the “Common Stock”).

Each Subscriber is willing to purchase, and the Company is willing to issue and sell to such Subscriber, the number of shares of Common Stock set forth opposite the name of such Subscriber on Schedule 1 hereto, all on the terms and subject to conditions set forth herein.

It is anticipated that on or about the date hereof: (i) the Acquisition will be consummated; and (ii) the Company, the Subscribers and certain other Persons party thereto will enter into a Stockholders Agreement substantially in the form attached hereto as Exhibit A (the “Stockholders Agreement”), which shall set forth certain agreements with respect to, among other things, the management of the Company and transfers of its shares in various circumstances.

Agreement

In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms defined in the Stockholders Agreement and used but not otherwise defined in this Agreement are used herein as so defined.

2. Sale and Purchase of Subscription Securities.

2.1. On the terms and subject to the conditions hereof, the Company hereby agrees to sell to each Subscriber, and by its acceptance hereof such Subscriber agrees to purchase from the Company for investment, on the Closing Date (as defined in the Merger Agreement), the number of shares of Common Stock set forth opposite the name of such Subscriber on Schedule 1 hereto at the respective purchase prices set forth on Schedule 1. The shares of Common Stock being purchased by the Subscribers hereunder are referred to herein as the “Subscription Securities”.

2.2. The sale and purchase of the Subscription Securities shall take place at the same time and location as, and shall be substantially contemporaneous with, the Closing pursuant to the Stock Purchase Agreement (and as defined therein). If, prior to the Closing hereunder, the Stock Purchase Agreement shall be terminated, this Agreement shall automatically terminate and be without further force and effect; provided, however, that no such termination of this Agreement shall relieve any party from liability for breach prior to such termination.

2.3. At the Closing, against payment to the Company by wire transfer of immediately available federal funds, the Company will deliver certificates for the Subscription Securities, registered in the respective names of the Subscribers.

2.4. Pre-Funding.

2.4.1. In order for the transactions contemplated by the Stock Purchase Agreement to be funded in a timely manner on the Closing Date, upon the request of MCP and subject to satisfaction of the requirements set forth in Section 2.4.2, each Subscriber shall advance fund the purchase price of its Subscription Securities on the Business Day immediately preceding the scheduled Closing Date.

2.4.2. Each Subscriber’s obligation to advance fund the purchase price of its Subscription Securities shall be subject to the satisfaction of the following conditions:

(a) MCP shall have funded the full amount of its equity commitment to the Company and such Subscriber shall have received evidence satisfactory to it of such funding;

(b) such Subscriber shall have received executed counterparts of this Subscription Agreement and the Stockholders’ Agreement; and

(c) each of the Subscribers listed on Schedule 3 shall have received from the Company executed counterparts of a Management Rights Agreement substantially in the form attached as Exhibit B.

2.4.3. Upon satisfaction of the requirements set forth in Section 5.2, the funds advanced by each Subscriber shall be applied to the purchase of Subscription Securities.

2.4.4. In the event that either (a) the Closing Date does not occur or (b) the conditions set forth in Section 5.2 are not satisfied, in either case, on or before April 1, 2005, the Company shall promptly repay to each Subscriber, by wire transfer of funds to a bank account specified by such Subscriber, the amount such Subscriber advanced to the Company pursuant to Section 2.4.1, together with interest or gains thereon at the rate earned by the Company from the date such moneys were advanced to the Company through the date of repayment to the Subscriber.

3. Representations and Warranties of the Company. The Company represents and warrants to each Subscriber that:

3.1. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has made available to the Subscribers true and complete copies of the By-Laws of the Company as in effect on the date hereof and the Company’s Charter dated as of the date hereof. Such documents will be in effect in such form on the Closing Date.

3.2. The Company has or prior to the Closing Date will have taken all corporate action required to authorize the execution and delivery of this Agreement and the issuance of the Subscription Securities.

3.3. The Subscription Securities, when issued and upon payment of the purchase price therefor, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, claims and encumbrances, except restrictions on transfer to the extent set forth in the Stockholders Agreement.

3.4. Each of the Stock Purchase Agreement, the Stockholders Agreement and this Agreement (collectively, the “Transaction Documents”) is, or at or prior to the Closing will be, a legal, valid and binding obligation of the Company and the other parties thereto, enforceable in accordance with its respective terms.

3.5. Upon the effective time of the Acquisition, and after consummation of the other transactions contemplated by the Stock Purchase Agreement, the Equity Securities of the Company will be owned, beneficially and of record, by the Persons and in the amounts set forth in Schedule 2 hereto.

3.6. The Company (a) was incorporated on March 3, 2005 for the purpose of entering into, and consummating the transactions contemplated by, the Transaction Documents and related agreements, (b) has not conducted any operations or engaged in any business other than any operations or business reasonably incidental to performing its obligations under the Transaction Documents and (c) has no assets or liabilities other than those which are related to performing its obligations under the Transaction Documents.

3.7. Neither the execution and delivery of the Stockholders Agreement or this Agreement nor the performance by the Company of any transaction contemplated thereby, will (a) result in any violation of or be in conflict with or constitute a default under (with or without lapse of time, notice or both) (i) the certificate of incorporation or by-laws of the Company or (ii) any material agreement or instrument to which the Company is a party or by which it or its properties or assets are bound or (iii) any applicable law, ordinance, rule or regulation or any applicable order of any court or governmental authority, (b) except for liens and restrictions on the transfer of securities in accordance with the Stockholders Agreement, result in the creation of any mortgage, pledge, lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or (c) require the consent of or filing with any governmental authority or other third party.

3.8. Assuming the accuracy of the representations of each Subscriber pursuant to Section 4.2 of this Agreement, the offer and sale of the Subscription Securities pursuant to this Agreement are not subject to the registration requirements of Section 5 of the Securities Act.

3.9. The Company has not entered into any agreement obligating any Subscriber to pay any brokers’ or finders’ fees to any person with respect to this Agreement or the offer and sale of the Subscription Securities contemplated hereby.

3.10. Other than (i) certain commitment letters that expire upon the performance by certain Subscribers of this Agreement, (ii) confidentiality agreements between certain Subscribers and Affiliates of the Company, all of which have been superseded and replaced by this Agreement, and (iii) the Management Rights Letters with the Subscribers listed on Schedule 3, this Agreement and the Stockholders Agreement are the only written arrangements or agreements between the Company and any Subscriber and any of its Affiliates relating to the investment in the Company by such Subscriber.

3.11. The Company is not a “U.S. real property holding corporation,” as defined in Section 897(c) of the U.S. Internal Revenue Code of 1986 as amended and in effect.

4. Representations and Warranties of the Subscribers. Each Subscriber individually (but not on behalf of any other Subscriber) represents and warrants that:

4.1. Such Subscriber has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Subscriber and is the legal, valid and binding obligation of such Subscriber, enforceable against it in accordance with the terms hereof.

4.2. Such Subscriber has been advised that the Subscription Securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Subscriber is aware that the Company is under no obligation to effect any such registration with respect to the Subscription Securities (except solely to the extent, if any, provided in the Stockholders Agreement) or to file for or comply with any exemption from registration. Such Subscriber is purchasing the Subscription Securities to be acquired by such Subscriber hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. Such Subscriber has such knowledge and experience in financial and business matters that such Subscriber is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Subscriber is an “accredited investor”, as that term is defined in Regulation D under the Securities Act.

5. Conditions to Purchase of Subscription Securities.

5.1. The Company’s obligation to issue and sell the Subscription Securities shall be subject to the satisfaction of the following conditions:

5.1.1. All representations and warranties of each Subscriber contained in this Agreement shall be true and correct as of the Closing, and consummation of the subscriptions contemplated hereby shall constitute a reaffirmation by each Subscriber that all representations and warranties of such Subscriber contained in this Agreement are true and correct as of the Closing.

5.1.2. On the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to the Company’s obligation to close under the Stock Purchase Agreement shall have been satisfied or waived by the Company.

5.1.3. On or before the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, each Subscriber shall have duly executed and delivered to the Company a counterpart of the Stockholders Agreement and such other documents as the Company may reasonably request in connection with the transactions contemplated hereby.

5.2. Each Subscriber’s obligation to purchase and pay for the Subscription Securities shall be subject to the satisfaction of the following conditions:

5.2.1. All representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing, and consummation of the Closing shall constitute a reaffirmation by the Company that all the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing.

5.2.2. The Stock Purchase Agreement shall not have been amended (other than by the First Amendment in the form previously provided to each Subscriber) and on the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, all conditions to the Company’s obligation to close under the Stock Purchase Agreement shall have been satisfied (without giving effect to any waiver thereof other than waivers consented to in writing by such Subscriber).

5.2.3. On the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, each party other than such Subscriber shall have duly executed and delivered to such Subscriber a counterpart of the Stockholders Agreement and such other documents as such Subscriber may reasonably request in connection with the transactions contemplated hereby.

5.2.4. On the Closing Date, substantially contemporaneously with the issuance and sale of the Subscription Securities hereunder, the Company shall have received the proceeds of the initial loan under the Revolving Credit Agreement dated as of the Closing Date, among MSC Florida Acquisition, Inc., a Florida corporation, the Company, each lender party hereto and Bank of America, N.A., as Administrative Agent.

5.2.5. On the Closing Date and concurrently herewith, the Company shall sell to each other Subscriber and each other Subscriber shall purchase the Subscription Securities to be purchased by it at the Closing Date as specified in

Schedule 1 hereto; provided that if any Subscriber defaults in the performance of such Subscriber’s obligations hereunder to purchase the Subscription Securities (a “Defaulting Subscriber”), MCP or its Affiliates shall have the right at its option to purchase from the Company, or to assign its right to purchase to another Person, all or any portion of the Subscription Securities allocated to such Defaulting Subscriber on Schedule 1 at a per share price equal to such Defaulting Subscriber’s purchase price for such Subscription Securities.

5.2.6. The Company shall have paid on or before the Closing the reasonable fees and disbursements of Schiff Hardin LLP, special counsel to the Subscribers, to the extent reflected in a statement of such counsel rendered to the Company prior to the Closing.

6. Covenants.

6.1. The Company will furnish each registered holder from time to time of any of the Subscription Securities (other than any holder of Subscription Securities transferred in violation of the Stockholders Agreement or sold in a registered public offering or to the public under Rule 144 under the Securities Act (“Rule 144” or a Restricted Information Transferee)) the following:

6.1.1. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and its subsidiaries, setting forth in each case in comparative form the figures for the (i) next preceding fiscal year and (ii) the operating budget for such period delivered pursuant to Section 6.1.4, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.

6.1.2. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and its subsidiaries, setting forth in each case the figures for the corresponding periods of the (i) previous fiscal year and (ii) the operating budget for such period delivered pursuant to Section 6.1.4 in comparative form, all in reasonable detail.

6.1.3. As soon as available and in any event within thirty (30) days after the end of each of the first eleven months of the fiscal year, the consolidated balance sheet of the Company and its subsidiaries as at the end of such month presented in the format and containing such information as the Company has historically presented in such reports.

6.1.4. As soon as available and in any event within 30 days after the end of each fiscal year of the Company, the Company’s annual operating plans, operating and capital expenditure budgets, and financial forecasts presented in the format and containing such information as the Company has historically presented such reports.

6.1.5. Promptly upon their becoming available and in any event within 10 days of being delivered to the directors of the Company and its subsidiaries, the Company will deliver to each Subscriber a copy of all materials furnished to the directors of the Company and its subsidiaries at or in connection with board meetings.

6.1.6. Promptly upon their becoming available (to the extent not already delivered to such holder), a copy of each financial statement, report, notice, proxy statement and other item sent by the Company or any subsidiary of the Company to the principal working capital lender or lenders (or agent on behalf of such lender or lenders) for the Company and its subsidiaries (as a whole), excluding ordinary course correspondence, collateral reports and borrowing requests.

6.2. The Company shall cause to be kept on an appropriate basis, and each registered holder from time to time of any of the Subscription Securities, other than any holder of Subscription Securities transferred in violation of the Stockholders Agreement or sold in a registered public offering or to the public under Rule 144, shall have access to appropriate books, records and accounts.

6.3. From time to time upon request of any partner, designee or officer of any Subscriber so long as it holds any debt or equity securities, the Company will furnish to such partner, designee or officer, and their representatives (including without limitation their accountants and legal counsel), such information regarding the business of the Company and its subsidiaries (including copies of periodic reporting packages furnished to MCP or any of its Affiliates, if any, relating to the financial condition or results of operations of the Company and its subsidiaries) as such partner, designee or officer may reasonably request. Each such partner, designee or officer, and their representatives (including without limitation their accountants and legal counsel), shall have the right during normal business hours to make an independent examination of the books and records of the Company and any of its subsidiaries, to make copies, notes and abstracts therefrom, and to discuss their business, affairs and financial condition with the officers, employees and accountants of the Company.

6.4. Upon the request of the Required Holders, the Company will cause such officers of the Company and its subsidiaries as the Required Holders may designate to be available for up to two meetings per year (one of which, at the request of the Required Holders, may be in person) for consultation with the Subscribers or their designated representatives with respect to matters relating to the business and affairs of the Company and its subsidiaries.

6.5. The Company will deliver, or cause to be delivered, on (or as soon as reasonably practicable after) the Closing Date to each Subscriber true and complete copies of all agreements, certificates, opinions and other documents delivered in connection with closing the transactions contemplated by the Transaction Documents.

6.6. So long as any Subscriber or any Permitted Transferee holds Subscription Securities, the Company will be engaged, directly or indirectly through one or more majority-owned subsidiaries, in a business which qualifies the Company as an “operating company” under the applicable “plan asset” regulations of the Employee Retirement Income Security Act of 1974, as amended.

6.7. Confidentiality. Each Subscriber covenants and agrees that any Person receiving any confidential information relating to the Company or Subsidiaries, including without limitation any information under this Section 6, shall maintain the confidentiality of all financial, confidential and proprietary information of the Company acquired by them from the Company (whether pursuant to this Agreement or otherwise) and shall use such information solely for the purpose of evaluating the Subscriber’s investment in the Company and for no other purpose. Notwithstanding the preceding sentence, each Subscriber may disclose such information to (1) any affiliate, partner, limited partner, member, shareholder, subsidiary, director, officer, employee, agent and attorney of such Subscriber (to the extent such disclosure reasonably relates to the administration of the investment represented by the Subscription Securities), (2) its financial advisors and other professional advisors who agree to hold confidential such information substantially in accordance with the terms of this Section 6.7, (3) any other holder of any Subscription Securities, (4) any Person to which such Subscriber sells or offers to sell its Subscription Securities or any part thereof or any participation therein in compliance with Section 4 of the Stockholders’ Agreement (if such person has agreed in writing prior to its receipt of such information to be bound by the provisions of this Section 6.7), (5) any federal or state regulatory authority having jurisdiction of each Subscriber, (6) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Subscriber’s investment portfolio or (7) any other Person to which such delivery or disclosure is required (i) to effect compliance with any law, rule, regulation or order applicable to such Subscriber, (ii) in response to any subpoena or other legal process or (iii) in connection with any litigation to which such Subscriber is a party.

7. Indemnities. Each Subscriber, severally and not jointly, agrees to indemnify and hold harmless the Company, and the Company agrees to indemnify and hold harmless each Subscriber, from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty or agreement of such indemnifying party in this Agreement or any misrepresentation by such indemnifying party in this Agreement.

8. Restrictions on Transfer.

8.1. Restrictive Securities Act Legend. All certificates representing Subscription Securities shall bear a legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered, sold or transferred except pursuant to (I) an effective registration statement under the Securities Act of 1933, as amended, and in compliance with applicable state securities laws or (II) an applicable exemption from registration thereunder or under applicable state securities laws, and, if an exemption shall be applicable, the holder of this certificate shall have delivered an opinion of counsel reasonably acceptable to the Company that there is an applicable exemption from the registration requirement and that such registration is not required.

8.2. Termination of Section 8.1 Restrictions. The restrictions imposed by Section 8.1 hereof upon the transferability of Subscription Securities shall cease and terminate as to any particular Subscription Securities (i) when, in the opinion of Ropes & Gray LLP (or other counsel reasonably acceptable to the Company (notice of such acceptance not to be unreasonably withheld or delayed)) such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Subscription Securities shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Subscription Securities or such Subscription Securities shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Issuer, without expense, new certificates not bearing the legend set forth in Section 8.1 hereof.

9. Miscellaneous.

9.1. This Agreement and the other agreements referred to herein (other than the agreements referred to in Section 3.10(i) and (ii) which expire or are superseded and replaced by this Agreement) set forth the entire understanding among the parties with respect to the subject matter thereof.

9.2. This Agreement can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought. Notwithstanding the foregoing limitations, any written amendment approved and signed by the Company and holders of not less than 51% of the Subscription Securities then outstanding and held by the Subscribers and their respective affiliates (calculated on a fully exercised and converted basis) (the “Required Holders”) shall be binding upon the Subscribers; provided, however, that any amendment (i) that changes the amount of Subscription Securities to be purchased by any Subscriber hereunder or the purchase price to be paid by any Subscriber therefor must be approved by such Subscriber and by any other Subscribers who would be materially and disproportionately prejudiced by such amendment or (ii) which disproportionately and materially adversely affects any individual Subscriber must be approved by such Subscriber.

9.3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives; provided, however, that prior to the Closing, no Subscriber may assign any of such Subscriber’s rights hereunder and, after the Closing, no Subscriber may assign any of such Subscriber’s rights hereunder except in connection with a transfer of the Securities in compliance with the terms and conditions of the Stockholders Agreement and Section 8 of this Agreement.

9.4. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of any Subscription Securities.

9.5. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

9.6. The Company shall pay, and indemnify and save each Subscriber (and their respective owners, officers, directors, employees, Affiliates and agents) harmless against liability for:

9.6.1. if and to the extent such expenses are scheduled on Exhibit C hereto, (a) all stamp and documentary taxes and similar charges, (b) all costs of obtaining a private placement or CUSIP number from Standard and Poor’s Ratings Group for the Subscription Securities, (c) all fees and costs incurred in connection with all filings of documents and financial information related to this Agreement and the Subscription Securities with the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization acceding to the authority thereof, (d) all business due diligence expenses (including travel expenses), (e) all fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents engaged by the Company, and (f) without limiting any other provision of this Section, all transportation, duplication, search, filing and recording and other out-of-pocket fees and expenses; in each case arising in connection with any of the Transaction Documents or the transactions contemplated thereby; and

9.6.2. all reasonable fees and expenses of Schiff Hardin LLP (or, if not Schiff Hardin LLP, such other single counsel on behalf of all of the Subscribers) arising in connection with any of the Transaction Documents or the transactions contemplated thereby, including all reasonable fees and expenses of counsel arising in connection with (a) preparation, negotiation, execution, delivery and administration of any Transaction Document, (b) responding to any subpoena or other legal process or informal investigative demand issued in connection with any Transaction Document or any of the transactions contemplated thereby, and (c) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated under any Transaction Document, including the use of the proceeds of the Subscription Securities.

10. Governing Law.

10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal and state courts of the State of New York, City of New York, Borough of Manhattan. Each of the parties hereto by execution hereof: (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, Borough of Manhattan for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in Schedule 1 hereto is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that such service of process does not constitute good and sufficient service of process.

10.3. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 10.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

10.4. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Section 10 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

11. Several Obligations. Whether or not separately stated above, each Subscriber’s obligations under this Agreement are several and not joint (or joint and several) obligations. No Subscriber shall have any liability to any Person for the performance or non-performance of any obligation by any other Subscriber under this Agreement or any other Transaction Document.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Agreement to be executed, under seal, as of the date first above written by their officers or other representatives thereunto duly authorized.

THE COMPANY:	MCP-MSC ACQUISITION, INC.

	By	/S/ ADAM DOCTOROFF
	Name:	Adam Doctoroff
	Title:	Vice President

THE SUBSCRIBERS:	A.S.F. CO-INVESTMENT PARTNERS II, L.P.

	By:	PAF 1/03, LLC
its General Partner
	By:	Old Kings II, LLC
its: Managing Member

	By:	/S/ PAUL R. CROTTY

	Name:	Paul R. Crotty
	Title:	Managing Director

Signature Page to Coinvestor Subscription Agreement

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By:	NYLCAP Manager LLC, its Investment Manager

By:	/S/ JOHN E. SCHUMACHER

Name:	John E. Schumacher
Title:	President & CEO

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/S/ MARK E. KISHLER

Name:	Mark E. Kishler
Title:	Its Authorized Representative

Signature Page to Coinvestor Subscription Agreement

HARBOURVEST PARTNERS VI- DIRECT FUND, L.P.

By:	HARBOURVEST VI-DIRECT ASSOCIATES LLC
its General Partner
By: HarbourVest Partners, LLC.
its Managing Member

By:	/S/ WILLIAM JOHNSTON
Name:	William Johnston
Title:	Managing Director

HARBOURVEST PARTNERS 2004 DIRECT FUND, L.P.

By:	HARBOURVEST PARTNERS 2004 -DIRECT ASSOCIATES LLC
its General Partner
By: HarbourVest Partners, LLC.
its Managing Member

By:	/S/ WILLIAM JOHNSTON
Name:	William Johnston
Title:	Managing Director

Signature Page to Coinvestor Subscription Agreement

GS PRIVATE EQUITY PARTNERS 2002, L.P.

By:	GS PEP 2002 ADVISORS, L.L.C.
its General Partner
By:	GSAM Gen-Par, L.L.C.
its Managing Member

By:	/S/ JENNIFER BARBETTA
Name:	Jennifer Barbetta
Title:	Authorized Signatory

GS PRIVATE EQUITY PARTNERS 2002 OFFSHORE HOLDINGS, L.P.

By:	GS PEP 2002 OFFSHORE HOLDINGS ADVISORS, INC.
its General Partner
By:	GSAM Gen-Par, L.L.C.
its Director

By:	/S/ JENNIFER BARBETTA
Name:	Jennifer Barbetta
Title:	Authorized Signatory

GS PRIVATE EQUITY PARTNERS 2002 – DIRECT INVESTMENT FUND L.P.

By:	GS PEP 2002 DIRECT INVESTMENT ADVISORS, L.L.C.
its General Partner

By:	GSAM Gen-Par, L.L.C.
its Managing Member

By:	/S/ JENNIFER BARBETTA
Name:	Jennifer Barbetta
Title:	Authorized Signatory

GS PRIVATE EQUITY PARTNERS 2002 EMPLOYEE FUND, L.P.

By:	GS PEP 2002 EMPLOYEE FUNDS GP, L.L.C.
its General Partner

By:	/S/ JENNIFER BARBETTA
Name:	Jennifer Barbetta
Title:	Authorized Signatory

Signature Page to Coinvestor Subscription Agreement

CSFB CPP INVESTMENT BOARD CO-INVESTMENT FUND, LP.

By:	DLJ FUND PARTNERS, L.P.,
its General Partner
By:	DLJMB FUND, INC.
its General Partner

By:	/S/ EDWARD NADEZ
Name:	Edward Nadez

CFIG CO-INVESTORS, L.P.

By:	DLJ LBO PLANS MANAGEMENT CORPORATION
its Managing General Partner

By:	/S/ EDWARD NADEZ
Name:	Edward Nadez

CSFB FUND CO-INVESTMENT PROGRAM, L.P.

BY:	DLJ FUND PARTNERS, L.P.
its General Partner
BY:	DLJMB FUND, INC.
its General Partner

By:	/S/ EDWARD NADEZ
Name:	Edward Nadez

Signature Page to Coinvestor Subscription Agreement

Schedule 1

to Stock Subscription Agreement

SUBSCRIPTION SECURITIES

Name and Address of Subscriber	Subscription Securities	Price Per Share	Total Price
A.S. F. Co-Investment Partners II, L.P.	7,500,000 shares of Common Stock	$1.00	$7,500,000

New York Life Capital Partners, II, L.P.	15,250,000 shares of Common Stock	$1.00	$15,250,000

The Northwestern Mutual Life Insurance Company	15,250,000 shares of Common Stock	$1.00	$15,250,000

HarbourVest Partners VI – Direct Fund, L.P.	10,000,000 shares of Common Stock	$1.00	$10,000,000

HarbourVest Partners 2004 Direct Fund, L.P.	5,250,000 shares of Common Stock	$1.00	$5,250,000

GS Private Equity Partners 2002, L.P.	510,000 shares of Common Stock	$1.00	$510,000

GS Private Equity Partners 2002 Offshore Holdings L.P.	1,960,000 shares of Common Stock	$1.00	$1,960,000

GS Private Equity Partners 2002 – Direct Investment Fund L.P.	550,000 shares of Common Stock	$1.00	$550,000

GS Private Equity Partners 2002 Employee Fund, L.P.	230,000 shares of Common Stock	$1.00	$230,000

CSFB CPP Investment Board Co-Investment Fund, L.P.	1,938,462 shares of Common Stock	$1.00	$1,938,462

CFIG Co-Investors, L.P.	100,000 shares of Common Stock	$1.00	$100,0000

CSFB Fund Co-Investment Program, L.P.	1,211,538 shares of Common Stock	$1.00	$1,211,538

Total			$59,750,000

Schedule 2

to Stock Subscription Agreement

Schedule 3

to Stock Subscription Agreement

Certain Subscribers

A.S.F. Co-Investment Partners II, L.P.

New York Life Capital Partners II, L.P.

HarbourVest Partners VI – Direct Fund, L.P.

HarbourVest Partners 2004 Direct Fund, L.P.

GS Private Equity Partners 2002 – Direct Investment Fund L.P.

Exhibit A

FORM OF STOCKHOLDERS AGREEMENT

Exhibit B

FORM OF MANAGEMENT RIGHTS AGREEMENT

Exhibit C

1.	New York Life Capital Partners II, L.P. - $523.06

2.	The Northwestern Mutual Life Insurance Company - $2,500.00